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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Ligand Pharmaceuticals Incorporated for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 30, 1998, with respect to the consolidated financial statements of Ligand Pharmaceuticals Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and exchange Commission.


                                                     ERNST & YOUNG


San Diego, California
July 8, 1998